EXHIBIT 32.1

Certification Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
(18 U.S.C. Section 1350)

In connection with the accompanying quarterly report of Emerald Oil, Inc., referred to as the Company, on Form 10-Q for the period ended September 30, 2014, referred to as the report, I, McAndrew Rudisill, Chief Executive Officer and President of the Company, hereby certify that, to the best of my knowledge:

(a)	the report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b)	the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

November 3, 2014	/s/ McAndrew Rudisill
McAndrew Rudisill
Chief Executive Officer and President
(principal executive officer)